Exhibit 99.1

Central European Distribution Corporation Signs Binding Agreement to Increase its

Ownership in the Russian Alcohol Group, the Leading Vodka Producer in Russia;

Schedules Analyst / Investor Call for Monday, April 27th

Bala Cynwyd, Pennsylvania, April 24, 2009: Central European Distribution Corporation (Nasdaq: CEDC) today announced that it has signed binding agreements with Lion Capital LLP (“Lion”) and certain of Lion’s affiliates to increase CEDC’s ownership in the Russian Alcohol Group (“Russian Alcohol”), the leading vodka producer in Russia, including an agreement regarding the acquisition by CEDC of the controlling stake in Russian Alcohol. This new agreement replaces the prior agreement entered into between CEDC and Lion Capital on July 9, 2008.

In connection with the multi-stage equity purchase, CEDC will acquire over the next five years (including 2009) all of the equity interests in Russian Alcohol held by affiliates of Lion. In the initial stage during 2009, CEDC has agreed to pay to affiliates of Lion for certain equity interests consideration consisting of a cash payment of $17.75 million, $17.15 million in shares of CEDC common stock and an additional one million shares of CEDC common stock in October 2009. In addition, CEDC will convert its $110 million subordinated exchangeable loan notes into additional equity interest in the Russian Alcohol Group at closing. With the above mentioned consideration in 2009, CEDC will have increased its equity ownership in Russian Alcohol from 42% to approximately 54%.

Our agreements governing the purchase also provides for CEDC’s acquisition of the remaining equity interests in Russian Alcohol from affiliates of Lion over the course of the next four years, starting in 2010. In connection with this acquisition in 2010, CEDC is obligated to make a cash payment of approximately $55.0 million payable on June 30, 2010 and to issue 1.575 million shares of CEDC common stock. In 2011, 2012 and 2013 the annual cash consideration to be paid is approximately $150.0 million in each year. CEDC may satisfy up to $35 million of the above payments (2011 to 2013) through the issuance of shares of CEDC common stock. In 2012 as well as the cash payment, CEDC will issue an additional 751,852 shares of CEDC common stock to affiliates of Lion. Finally, CEDC will issue to certain affiliates of Lion warrants over 1,490,550 shares of CEDC common stock exercisable on May 31, 2011 at a strike price of $22.11, 300,000 shares of CEDC common stock exercisable on July 31, 2012 at a strike price of $26, and 1,803,813 shares of CEDC common stock exercisable on May 31, 2013 at a strike price of $26. The gain on the warrants can be settled in cash or on a net share basis at CEDC’s sole election. This total consideration described above factors in the effective cost of capital of spreading the payments over five years. The above cash consideration amounts are based on current exchange rates.

Pursuant to the new agreements, CEDC initially will receive significantly enhanced minority rights, and when it has paid consideration in aggregate of $230 million to Lion and its affiliates, CEDC and Lion will jointly govern Russian Alcohol as a 50-50 joint venture. Once CEDC has paid consideration in aggregate of $380 million to Lion and its affiliates, CEDC will gain sole management control of Russian Alcohol, and Lion will be granted certain minority rights. CEDC has the right to accelerate this process by accelerating the payments it is required to make. CEDC has granted Lion security rights over the equity of Russian Alcohol Group, against default by CEDC or a change of control of CEDC.

Certain aspects of the agreements, including CEDC’s acquisition of joint control and sole management control of Russian Alcohol, are subject to the receipt of certain antimonopoly approvals. Depending on market and other conditions, CEDC currently intends to finance the purchase through a combination of cash, debt and equity financing.

CEDC also announced that they will host a conference call scheduled for Monday, April 27, 2009 at 8:00 am, Eastern Time to discuss this transaction in further detail. The conference call will also be broadcast live over the internet.

To listen to the call live, you must go to the following webcast at least fifteen minutes early in order to register. You can then download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the discussion will be available shortly after the call on our website at www.cedc.com.

To listen to the conference call, please dial-in:

Toll Free:	877-879-6203
International Calls:	719-325-4804
Passcode:	8261434

Webcast:	http://www.videonewswire.com/event.asp?id=58308

Russian Alcohol is the largest vodka producer in Russia with approximately a 15% market share, and produces leading vodka brands such as Green Mark, which is the number one vodka brand in Russia and second largest in the world, and Zhuravli, a top selling premium vodka brand behind CEDC’s Parliament, which is the top selling premium vodka brand in Russia. Russian Alcohol is expected to have 2009 Net Sales of approximately $475-$500 million based upon current exchange rates.

Lion Capital is a London-based investment firm that is recognized as a leader in investing in the consumer sector, with over €4 billion of equity capital invested in consumer businesses across Europe and North America. Lion’s portfolio of market-leading food and beverage companies includes such well-known brands as Weetabix, the UK’s number one cereal brand, Kettle Foods, a leading snack business in the UK and US, and the iconic Schweppes and Orangina beverage brands in Europe. Lion Capital’s investment strategy is underpinned by exceptional experience within its senior team in investing in and operating within the consumer sector and the firm has a proven track record of successfully growing companies post-acquisition.

William Carey, President and CEO of CEDC commented, “We are pleased to have solidified our investment strategy in purchasing the Lion equity interest in the largest vodka company in Russia, the Russian Alcohol Group. The transaction gives us increased financial flexibility in acquiring Lion’s equity holding given the current turmoil in the financial markets. With the increased minority rights and equity stake that we are receiving, we will now have an opportunity to realize significant synergies between our Russian investments on a faster pace.

Mr. Carey, continued, “The Russian Alcohol group’s performance has been outstanding with the volume share in the Russian vodka market increasing approximately 10% to 15% over last 15 months. We have continued to see strong sales performance during the first quarter of 2009, with Green Mark and Zhuravli volumes growing approximately 20% as compared to the first quarter 2008. Russian Alcohol has also reduced inventory levels in the market to historical lows and still was able to achieve approximately 20% volume growth in the vodka segment. With strong sales, lower inventory levels in the market, and improved internal working capital levels, Russian Alcohol was able to achieve approximately $40 million of cash flow generation during the first quarter of 2009. As part of our purchase agreement, CEDC will obtain the benefit of any dividends in the future (including Lion’s stake) that can be paid out upon meeting certain financial covenants. This added value in the transaction gives us enhanced financial flexibility in meeting financial commitments in 2011 to 2013.”

Mr. Carey continued, “We have been extremely impressed with Lion’s management of the Russian Alcohol business and look forward to working even closer with Lion over the next few years to realize the potential of our investments in Russia. Lion Capital, thru equity ownership in CEDC, is now aligned with our goals of achieving strong top to bottom line growth and maximizing synergies within the CEDC investment portfolio in Russia.”

Javier Ferrán, Partner of Lion Capital, added, “We are pleased to have reached an agreement that continues our partnership with CEDC for the next few years while ultimately providing for a smooth transition to their full ownership of this business. CEDC is the natural acquirer of Russian Alcohol Group given their leading positions across several spirits categories in key Central and Eastern European markets.”

Chris Biedermann, CFO of CEDC commented, “As a result of entering into these agreements we will begin to consolidate the full Russian Alcohol business beginning in the 2nd quarter of 2009. As such we are revising our full year 2009 net sales guidance from $1.25 – $1.40 billion to $1.55-$1.68 billion and our full year comparable fully-diluted earnings per share guidance from $2.50 – $2.80 to $2.40 – $2.65. This change of guidance reflects approximately 8 months of net sales revenue from the Russian Alcohol business and takes into account as well the loss of interest from the subordinated exchangeable loan notes, additional cash and equity to be paid and our increased share of the Russian Alcohol results over this 8 month period. This guidance does not factor in any potential synergies within Russia, and we expect the transaction to be accretive to our results starting in 2010.”

CEDC has reported fully diluted net income per share guidance in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

Citi is acting as financial advisor and Dewey & LeBoeuf LLP is acting as legal advisor to CEDC.

Weil, Gotshal & Manges is acting as legal advisor to Lion Capital.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world, including the United States, England, France and Japan. CEDC also produces and distributes Royal Vodka, the top selling vodka in Hungary, and produces Parliament Vodka, the leading sub-premium vodka in Russia. CEDC also has an equity stake in the Russian Alcohol Group which produces Green Mark, the number one selling vodka in Russia along with Zhuravli, another top-selling sub-premium vodka in Russia.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Brandy, Remy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Hennessey, Moet & Chandon and Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding our ability to complete the restructuring and to finance the restructuring through additional equity and debt financing and expected results of, and synergies relating to Russian Alcohol. Forward looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2008, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission and risks arising from current credit market and economic conditions globally and in the markets in which we operate.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6001

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

Full Year Guidance, 12 Months Ending December 31,	2009
Range for GAAP Fully Diluted Earnings per Share	$2.32
$2.57

A. Foreign exchange impact related to USD and EUR denominated financing	0.00
B. Foreign exchange impact related to USD denominated financing of Russian Alcohol	0.00
C. Foreign exchange impact related to the USD denominated Convertible Notes issued by the Russian Alcohol Group	0.00
D. Impact of adoption of FSP APB 14-1	0.08

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$2.40

$2.65

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR acquisition financing as these borrowings have been lent down to entities that have the Polish Zloty as the functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.

B.	Represents 42% of the net after tax impact of the foreign currency revaluation related to the USD financing included earnings in the Russian Alcohol Group as the Russian Alcohol Group has the Russian Ruble as the functional currency. CEDC accounts for its investment in the Russian Alcohol Group under the equity method of accounting and therefore this loss is included in the proportional share of equity earnings recognized by CEDC. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.

C.	Represents the net after tax impact of the foreign currency revaluation related to our USD denominated investment in Convertible Notes, issued by the Russian Alcohol Group. The notes were purchased by Carey Agri International who has the Polish Zloty as the functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.

D.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP will require us to recognize additional non-cash interest expense based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 will become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable. The amount in the table represents managements best estimate to date, however the company is still currently evaluating the full impact on our financial statements of applying the provisions of FSP APB 14-1 on 2009.